EXHIBIT 99.1

Contact:	Karen L. Dexter
Director, Investor Relations
Ampex Corporation
(650) 367-4111

NASDAQ TO DELIST AMPEX COMMON STOCK

REDWOOD CITY, Calif., May 8, 2008 — Ampex Corporation (Nasdaq: AMPX) today announced that it has informed the Nasdaq Office of General Counsel, Hearings, that it no longer wishes to appeal the Staff’s determination to delist Ampex Corporation’s Class A Common Stock from The Nasdaq Stock Market. The Company has been informed that its Class A Common Stock will be delisted, effective as of the opening of business on Thursday, May 8, 2008. Nasdaq’s determination to delist the Company’s Common Stock was based on the Company’s filing of a voluntary petition for relief under chapter 11 of the U.S. Bankruptcy Code on March 30, 2008, and associated public interest concerns raised by it, concerns regarding the residual equity interests of existing Common Stockholders, and the Company’s ability to sustain compliance with all of Nasdaq’s continued listing requirements.

Ampex Corporation, headquartered in Redwood City, California, is one of the world’s leading innovators and licensors of technologies for the visual information age. Additional information about Ampex is available on the Internet at www.ampex.com, as well as on a new toll-free Ampex Restructuring Hot Line at (800) 767-8328.

This news release contains predictions, projections and other statements about the future that are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, but are not limited to, those described in the Company’s 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007, its Quarterly Reports on Form 10-Q and the other documents the Company periodically files with the SEC, as well as the risks of limited liquidity and other risks relating to the delisting of the Class A Common Stock, and the effects of the chapter 11 case on the Class A Common Stock and the Company’s equity holders. In assessing forward-looking statements, readers are urged to consider carefully these cautionary statements. Forward-looking statements speak only as of the date of this release, and the Company disclaims any obligation or undertaking to update such statements.